UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2011

Cole Credit Property Trust III, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53960	26-1846406
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Cole Credit Property Trust III, Inc. (the “Company”) hereby amends the Current Report on Form 8-K filed on November 18, 2011 to update the daily distribution rate for the first quarter of 2012 based on 366 days in the calendar year, as described in this Current Report. The annualized distribution rate for the first quarter of 2012 remains unchanged.

Item 8.01                      Other Events

On November 9, 2011, the board of directors of the Company authorized a daily distribution, based on 366 days in the calendar year, of $0.001776144 per share (which equates to approximately 6.50% on an annualized basis calculated at the current rate, assuming a $10.00 per share purchase price) for stockholders of record as of the close of business on each day of the period commencing on January 1, 2012 and ending on March 31, 2012. The payment date for each of the daily distributions of the period commencing on January 1, 2012 and ending on January 31, 2012 will be in February 2012. The payment date for each of the daily distributions of the period commencing on February 1, 2012 and ending February 29, 2012 will be in March 2012. The payment date for each of the daily distributions of the period commencing on March 1, 2012 and ending on March 31, 2012 will be in April 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 21, 2011	COLE CREDIT PROPERTY TRUST III, INC.
	By:	/s/Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Vice President of Accounting Principal Accounting Officer